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                                                                    Exhibit 10.3

                    LICENSE AND SPONSORED RESEARCH AGREEMENT


         THIS Agreement made and entered into this fifteenth day of September, 1998 by and between DUKE UNIVERSITY, a North Carolina not-for-profit corporation, (hereinafter called the "LICENSOR"), having its principal office at Durham, North Carolina 27708, and MicroIslet, Inc. a corporation organized under the laws of California (hereinafter called the "LICENSEE"), having its principal office at 1250 Prospect Street, Suite 202, La Jolla, CA 92037.

         WHEREAS, LICENSOR has certain SUBJECT TECHNOLOGY and PATENT RIGHTS (hereinafter defined) relating to therapies for diabetes invented by Dr. Emmanuel C. Opara, an employee of LICENSOR, which it is willing to make available to LICENSEE subject to the terms of this Agreement in order that the SUBJECT TECHNOLOGY and PATENT RIGHTS may be utilized in the public interest; and

         WHEREAS, LICENSOR has the right to grant licenses to use SUBJECT TECHNOLOGY and PATENT RIGHTS; and

         WHEREAS, LICENSEE will obtain resources, proprietary technology, and expertise to develop SUBJECT TECHNOLOGY and PATENT RIGHTS into useful products; and

         WHEREAS, LICENSEE wishes to commercialize products based on SUBJECT TECHNOLOGY and PATENT RIGHTS;

         NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

                            ARTICLE 1 - DEFINITIONS

         1.01 For the purposes of this Agreement, and solely for that purpose, the terms and phrases set forth hereinafter in capital letters shall be defined as follows:

                  a. "AFFILIATE" shall mean any party which directly or indirectly controls, is controlled by, or is under common control with any party to this Agreement. A party shall be regarded as in control of another party if it owns, or directly or indirectly, controls at least fifty percent (50%) of the voting stock or other ownership interest of the party, or if it directly or indirectly possesses the power to direct or to cause the direction of the management and policies of the other party by any means whatsoever.

                  b. "APPROVAL" shall mean the registration of a LICENSED PRODUCT with a REGULATORY AGENCY following approval for marketing by the REGULATORY AGENCY.

                  c.       "EFFECTIVE DATE" shall mean September 15, 1998.

                  d. "LICENSED PRODUCT" shall mean any product in any field of use that infringes upon a valid claim of PATENT RIGHTS or utilizes the SUBJECT TECHNOLOGY.

                  e. "NET SALES" shall mean the gross proceeds from sales of LICENSED PRODUCTS by LICENSEE, its AFFILIATES, and any sublicensees to unaffiliated third parties, expressed in United States dollars less, first, allowances for returns, chargebacks, and product discounts actually given to customers; and, second, import, export value added tax, excise and sales tax, custom duties or other similar taxes or government assessment collected on such sales; and, third, rebates under the medical prescription drug rebate and improved access to medicines requirements of the Omnibus Budget Reconciliation Act of 1990.

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                           In the event that a LICENSED PRODUCT under this
                           Agreement is sold in a combination product containing one or more active agreements or components, then NET SALES on the combination product shall be calculated using one of the following methods:

                                    (i). By multiplying the price of the
                           combination product by the fraction A/A+B, where A is the gross selling price, during the royalty-paying period being considered, of the LICENSED PRODUCT sold separately, and B is the gross selling price, during the royalty period in question, of the active ingredients or components sold separately; or

                                    (ii). In the event that no such separate
                           sales are made of the LICENSED PRODUCT, NET SALES on the combination product for royalty determination shall be as reasonably allocated between such LICENSED PRODUCT and other active ingredients or components, based on their relative importance and proprietary protection, as agreed by the parties. If the parties fail to reach agreement, such allocation shall be submitted to binding arbitration.

                  f. "OPTION PERIOD" shall mean a time period during which LICENSEE shall have an option to acquire an exclusive, worldwide, royalty-bearing license of LICENSOR'S sole or joint rights to an INVENTION, said time period beginning when LICENSOR notifies LICENSEE that a new INVENTION has been made during the RESEARCH PROGRAM and extending continuously for ninety (90) days after said disclosure.

                  g. "PATENT RIGHTS" shall mean the PROVISIONAL APPLICATION and all non-provisional patent applications, continuations, continuations in part, divisions, reissues, re-examinations, extensions or other government actions which extend the subject matter of the PROVISIONAL APPLICATION, and any foreign patent applications, and any patent, patents of addition, or other equivalent foreign patents issuing, granted, or registered based on or resulting from the PROVISIONAL APPLICATION and continuations in part applications, and resulting patents that are directed to subject matter described in the PROVISIONAL APPLICATION. PATENT RIGHTS shall only include applications that (i) cover the SUBJECT TECHNOLOGY (ii) name Dr. Emmanuel C. Opara as an inventor and (iii) are assigned to the LICENSOR.

                  h. "PROVISIONAL APPLICATION" shall mean a provisional patent application to be filed by LICENSOR at the United States Patent and Trademark Office within forty-five [45] days after the EFFECTIVE DATE to protect the SUBJECT TECHNOLOGY.

                  i. "PROCEEDS" shall mean all consideration, with the sole exception of amounts received for research and development, marketing and manufacturing expenses, and bona fide equity investments not in excess of the fair market value and any debt financing received by LICENSEE from third parties pursuant to all business activities relating to LICENSED PRODUCTS, including, without limitation, the development, manufacture, testing, marketing, sales, distribution, and promotion of LICENSED PRODUCTS. PROCEEDS shall include, without limitation, NET SALES of LICENSED PRODUCTS by LICENSEE, its AFFILIATES, and its sublicensees; all amounts received as payments in consideration of establishing sublicense or other alliances involving LICENSED PRODUCTS; all amounts received as milestone payments for product development; and all amounts received as sales bonuses. In the event that PROCEEDS include non-cash consideration, the parties will negotiate in good faith to establish the cash value of such consideration, and LICENSEE shall make a cash payment to LICENSOR equal to [***] of the cash value so determined.

[***] represents certain information on this page that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  j.       "REGULATORY AGENCY" shall mean United States Food and
                           Drug Administration or a comparable agency legally empowered to approve and regulate manufacture, sales, or distribution of medical services and products in a country outside the United States.

                  k. "RESEARCH PROGRAM" shall mean the research program that is specified in detail in Exhibit B attached hereto and made a part hereof.

                  l. "SUBJECT TECHNOLOGY" shall mean the technology licensed hereunder described in detail in Exhibit A attached hereto and made a part hereof, and alterations thereto which have heretofore been conceived and/or reduced to practice by LICENSOR, its employees, faculty members or students, as evidenced by written records. Exhibit A is hereby acknowledged to consist of Duke University Office of Science and Technology File #1538 describing technology invented by Dr. Emmanuel C. Opara.

                              ARTICLE 2 - LICENSE

         2.01 The LICENSOR hereby grants to the LICENSEE and LICENSEE hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive, world-wide license to make, have made, use, offer to sell and sell LICENSED PRODUCTS, with the right to sublicense under the conditions specified in Article 5 herein.

                          ARTICLE 3 - RESEARCH PROGRAM

         3.01 As partial consideration for the rights granted in Article 2 herein, LICENSEE shall provide to LICENSOR support for the RESEARCH PROGRAM in the FIELD.

         3.02 WORK. LICENSOR agrees to use its best effort to perform the RESEARCH PROGRAM described in the "Statement of Work" ("STATEMENT"), a copy of which is attached to this Agreement as Exhibit B.

         3.03 PRINCIPAL INVESTIGATOR. The research will be supervised by Dr. Emmanuel C. Opara ("INVESTIGATOR"). If for any reason INVESTIGATOR is unable to continue to serve as Principal Investigator and a successor acceptable to both LICENSOR and LICENSEE is not available, the Agreement may be terminated in accordance with Article 13 below.

         3.04 BUDGET. In consideration of the foregoing, and as more specifically provided in the budget included as Exhibit B, LICENSEE will pay LICENSOR for all direct and indirect costs incurred in the performance of the research as set forth in the STATEMENT, a total not to exceed [***]. Payment will be made to LICENSOR by LICENSEE, in advance, in the form of twelve (12) payments on the schedule set forth in Exhibit B.

         3.05 TERM. The RESEARCH PROGRAM will be conducted during a one year period commencing October 1, 1998 and concluding on or before September 30, 1999. This RESEARCH PROGRAM will be renewable for additional periods upon the mutual consent of the parties by a new agreement or by amendment hereto expressed in writing and signed by both parties.

         3.06 TERMINATION COSTS. In the event that this Agreement is terminated under the provisions of Article 13, other than 13.5 or due to breach by LICENSOR, LICENSOR will proceed in an orderly fashion to terminate any outstanding commitments and to stop the work as soon as it is practicable to do so. All reasonable costs to LICENSOR associated with termination will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which cannot be canceled. This shall include all noncancelable contracts and fellowships or postdoctoral associate appointments incurred prior to the effective date of termination. After termination, any obligation of LICENSEE for fellowships or postdoctoral associates shall end no later than the end of LICENSEE's academic year following termination. In no case will reimbursement under this Agreement exceed the total estimated project costs specified in Exhibit B.

[***] represents certain information on this page that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         3.07 REPORTS. LICENSOR will provide LICENSEE with quarterly progress reports on the RESEARCH PROGRAM. In addition, LICENSOR will provide LICENSEE with a final report on THE RESEARCH PROGRAM within sixty (60) days of termination of the research supported under the RESEARCH PROGRAM. All reports provided under this Article 3.07 will be treated as confidential INFORMATION as defined in Article 8 herein.

         3.08 PUBLICATION. LICENSOR shall be free to use the results of the subject research for its own teaching, research, educational, clinical and publication purposes without the payment of royalties or other fees. LICENSOR agrees to submit to LICENSEE for its review, a copy of any proposed publication resulting from the subject research at least sixty (60) days prior to the estimated date of publication, and if no response is received within thirty (30) days of the date submitted to LICENSEE, it will be conclusively presumed that the publication may proceed without delay. If LICENSEE determines that the proposed publication contains patentable subject matters which require protection, LICENSEE may require the delay of the publication for a period of time not to exceed sixty (60) days for the purpose of allowing the pursuit of such protection. LICENSEE shall treat all materials submitted for review under this Article 3.08 as confidential INFORMATION as defined in Article 8 herein.

         3.09 OPTION TO INVENTIONS.

                  a. Any new invention, development, or discovery resulting from the subject research ("INVENTION") shall be promptly disclosed in writing to LICENSEE. LICENSEE is hereby granted, without option fee other than the consideration of the research sponsored herein and the reimbursement of DUKE for patent expenses as discussed in the following paragraph, an option to acquire an exclusive, worldwide, royalty-bearing license of DUKE'S rights to any INVENTION, which option shall extend for ninety (90) days after LICENSEE'S receipt of an INVENTION disclosure [the OPTION PERIOD]. If LICENSEE notifies DUKE in writing of its exercise of the option within the OPTION PERIOD, then the parties will proceed in good faith to negotiate a license agreement within ninety days on terms mutually agreed upon.

                  b. During the OPTION PERIOD, LICENSOR shall have responsibility for filing, prosecuting and maintaining appropriate patent protection for any new INVENTIONS. All of the expenses of pursuing such patent protection shall be paid by LICENSOR. LICENSOR shall invoice LICENSEE for reimbursement of such patent expenses during the OPTION PERIOD, and LICENSEE shall reimburse LICENSOR within thirty [30] days of receipt of such invoices. Failure by LICENSEE to reimburse LICENSOR within said thirty [30] day period will cancel the option granted to LICENSEE under Section 3.09.a, and LICENSOR shall be free to dispose of the INVENTION in any way LICENSEE shall see fit.

         3.10 COMPLIANCE WITH LAWS. The RESEARCH PROGRAM will be conducted in accordance with, and the INVESTIGATOR and LICENSOR will comply with all federal, state, and local laws and regulations applicable to the RESEARCH PROJECT.

                           ARTICLE 4 - CONSIDERATION

         4.01 LICENSOR shall receive from LICENSEE consideration for the rights granted to LICENSEE herein as follows:

                  a. LICENSEE shall sponsor the RESEARCH PROGRAM specified in Article 2 herein.

                  b. LICENSEE shall pay to LICENSOR a running royalty of [***] of all PROCEEDS, such royalty to be paid as specified in Article 6 herein. In the event that LICENSEE must pay to a third party additional royalties on NET SALES in order to commercialize a LICENSED PRODUCT, royalty stacking will be capped so that the total royalty due to LICENSOR and any other third parties will not exceed [***] of NET SALES, provided, first, that the royalty due to all parties receiving royalties is diluted to the same degree, and second, that the royalty due to LICENSOR shall not be less than [***] on NET SALES.

[***] represents certain information on this page that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  c.       Upon execution of this Agreement, LICENSEE shall
                           transfer to LICENSOR [***] shares of the original pool of founders' common stock in MicroIslet, Inc. issued prior to financing, an amount equal to [***] of such stock.

                  d. Upon issuance of the first patent application protecting commercially significant claims involving the SUBJECT TECHNOLOGY or matter disclosed in the PROVISIONAL APPLICATION, LICENSEE shall transfer to LICENSOR an additional amount of common stock in MicroIslet, Inc., such stock being equivalent to an additional [***] of the pre-financing founders' shares.

                  e. Upon APPROVAL of a LICENSED PRODUCT, LICENSEE shall transfer to LICENSOR an additional amount of common stock in MicroIslet, Inc., such stock being equivalent to an additional [***] of the pre-financing founders' shares.

         4.02 All stock transferred by LICENSEE to LICENSOR as consideration shall be diluted during subsequent financing to the same degree as the stock held by other founders.

                            ARTICLE 5 - SUBLICENSES

         5.01 LICENSEE shall have the right to grant sublicenses without LICENSOR approval. Any such sublicenses shall be subject to terms of this Agreement. LICENSEE agrees to be responsible for the performance hereunder by its sublicensees. If, for any reason, this license agreement is terminated, LICENSEE agrees to assign all sublicenses directly to LICENSOR.

                        ARTICLE 6 - REPORTING & RECORDS

         6.01 LICENSEE shall render to LICENSOR prior to February 28th and August 31st of each year a written account of all PROCEEDS received by the LICENSEE during the prior six month periods ending December 31st and June 30th, respectively, and shall simultaneously pay to LICENSOR the royalties due on such PROCEEDS in United States Dollars. The royalty on NET SALES made in currencies other than US Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk on the close of the last banking day of each calendar quarter. All non-US taxes related to royalty payments shall be paid by LICENSEE and are not deductible from the payments due to LICENSOR.

         6.02 LICENSEE shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the royalties payable by them hereunder. Upon LICENSOR's request, LICENSEE shall permit an independent Certified Public Accountant selected by LICENSOR (except one to whom LICENSEE has some reasonable objection) to examine during ordinary business hours to such of LICENSEE's records as may be necessary to determine, in respect of any quarter ending not more than two
(2) years prior to the date of such request, the correctness of any report and/or payment made under this Agreement.

         6.03 During the term of this Agreement, LICENSEE will submit annual progress reports to LICENSOR by February 28 of each year which discuss the progress and results, as well as ongoing plans, with respect to the plan for the development of LICENSED PRODUCTS negotiated under Article 7. LICENSOR shall have the right to request one meeting per year to discuss such information. Should it be necessary for LICENSOR's personnel to meet with LICENSEE outside of Durham, North Carolina, LICENSEE will reimburse reasonable travel and living expenses incident thereto.

         6.04 All reports made under this Article 7 shall be treated as confidential INFORMATION as defined in Article 8 herein.

[***] represents certain information on this page that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                     ARTICLE 7 - DUE DILIGENCE REQUIREMENTS

         7.01 LICENSEE shall use its best efforts to bring LICENSED PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS, to develop manufacturing capabilities itself or through third parties, and to continue active, diligent marketing efforts for LICENSED PRODUCTS, including a vigorous sublicensing program to effect commercialization of LICENSED PRODUCTS in any field that the LICENSEE decides not to exploit on its own, throughout the life of this Agreement.

         7.02 LICENSEE and LICENSOR agree to negotiate in good faith a mutually acceptable and commercially reasonable schedule for developing LICENSED PRODUCTS. Such negotiations shall begin no later than three [3] months following the termination of the RESEARCH PROGRAM. This schedule will be used to determine if LICENSOR is showing due diligence in developing LICENSED PRODUCTS.

         7.03 LICENSOR may or convert this Agreement to a non-exclusive Agreement in a particular field of interest if LICENSEE fails materially to meet any of the mutually agreed commercialization milestones with respect to such field of interest established through the negotiations specified in Articles
7.02 herein.

                      ARTICLE 8 - CONFIDENTIAL INFORMATION

         8.01 "Confidential Information" ("INFORMATION") shall mean all information provided by one party to the other and clearly identified as confidential by the transmitting party at the time of disclosure. Specifically excepted from this definition is all information: (a) known by the receiving party at the time of disclosure; (b) publicly disclosed except by breach of this Agreement; (c) rightfully received by the receiving party from a third party without an express obligation of confidence; (d) independently developed by the employees or agents of either party without any knowledge of the confidential information provided by the other party; or (e) is disclosed pursuant to any judicial or government request, requirement or order, provided that the disclosing party takes reasonable steps to provide the other party with sufficient prior notice in order to allow the other party to contest such request, requirement or order. The party receiving the INFORMATION agrees to hold that INFORMATION in trust and confidence for the transmitting party, using the same care and discretion that the receiving party uses with similar INFORMATION which it considers confidential. The receiving party will not use INFORMATION other than for the benefit of the two parties and relating to the Agreement and except as may be provided for in Article 3.08 regarding publication herein, neither party will disclose such information without authorization from the other party. This provision shall remain in effect during the term of this Agreement and for three (3) years thereafter.

                              ARTICLE 9 - PATENTS

         9.01 LICENSOR shall have responsibility for the filing, prosecuting and maintaining the appropriate United States patent protection for PATENT RIGHTS and for any new INVENTIONS. All of the expenses of such protection shall be paid by LICENSOR, and LICENSEE shall reimburse LICENSOR for all such expenses within thirty [30] days of receiving invoices for such expenses from LICENSOR. LICENSOR shall keep LICENSEE advised as to prosecution of such applications by forwarding to LICENSEE copies of all official correspondence relating thereto and shall take into account LICENSEE's reasonable comments thereto. The parties agree to cooperate in the prosecution of all patent applications to insure that the applications reflect, to the best of each party's knowledge, all items of commercial and technical interest and importance. LICENSOR agrees to provide LICENSEE with copies of all correspondence and information related to PATENT RIGHTS, to consult with LICENSEE on all decisions related to PATENT RIGHTS, and to consider all recommendations made by LICENSEE with regard to PATENT RIGHTS.

         9.02 Article 9.01 not withstanding, the parties agree that LICENSEE shall reimburse LICENSOR no more than [***] for expenses incurred by LICENSOR in connection with the initial filing of the PROVISIONAL APPLICATION.

         9.03 LICENSEE shall designate the foreign countries, if any, in which LICENSEE desires patent protection, and LICENSOR shall proceed to obtain such protection. LICENSOR shall diligently pursue patent protection in the countries so designated by LICENSEE. LICENSEE shall reimburse LICENSOR for all expenses incurred by LICENSOR with regard to such foreign patent protection. LICENSOR may

[***] represents certain information on this page that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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elect to seek patent protection in countries not so designated by LICENSEE, in which case LICENSOR shall be responsible for all expenses attendant thereto; however, in such instances LICENSEE shall forfeit its rights under this license agreement as to those countries unless LICENSEE shall agree to pursue such protection within thirty (30) days after receiving written notice.

         9.04 Each party shall give the other party prompt notice of each claim or allegation received by it that the manufacture, use or sale of LICENSED PRODUCTS constitutes a significant infringement of a third party patent or patents. LICENSEE shall have the primary right and responsibility at its own expense to defend and control the defense of any such claim against LICENSEE, by counsel of its choosing. The settlement of any such actions must be approved by LICENSOR, which approval may not be unreasonably withheld. LICENSOR agrees to cooperate with LICENSEE in any reasonable manner deemed by LICENSEE to be necessary in defending or prosecuting such action. LICENSEE shall reimburse LICENSOR for all expenses incurred in providing such assistance. In the event LICENSEE recovers any proceeds in excess of its costs incurred through such actions, all remaining proceeds shall be considered PROCEEDS to be retained by LICENSEE except for the royalty due to LICENSOR under section 4.01.b of this Agreement. Notwithstanding the foregoing, LICENSOR shall, in its sole discretion, be entitled to participate through counsel of its own choosing in any such action.

                   ARTICLE 10 - INFRINGEMENT BY THIRD PARTIES

         10.01 Upon learning of the infringement of PATENT RIGHTS by a third party, the party learning of such infringement shall promptly inform the other party in writing of that fact along with any evidence available pertaining to the infringement. LICENSEE may at its own expense take whatever steps are necessary to stop the infringement and recover damages. In such case, LICENSEE will keep LICENSOR informed of the steps taken and the progress of any legal actions taken. LICENSEE agrees to pay LICENSOR one half of any such damages recovered. If LICENSEE does not undertake, within sixty (60) days of notice, to enforce the PATENT RIGHTS against the infringing party, the LICENSOR shall have the right, at its own expense to take whatever steps are necessary to stop the infringement and recover damages, and shall be entitled to retain damages so recovered.

                       ARTICLE 11 - GOVERNMENT CLEARANCE,
                         PUBLICATION, OTHER USE, EXPORT

         11.01 LICENSEE agrees to use its best efforts to have the SUBJECT TECHNOLOGY cleared for marketing in those countries in which LICENSEE intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. To accomplish said clearances at the earliest possible date, LICENSEE agrees to file, according to the usual practice of LICENSEE, any necessary data with said government agencies. Should LICENSEE cancel this Agreement, LICENSEE agrees to assign its full interest and title in such market clearance application to LICENSOR at no cost to LICENSOR and to negotiate in good faith a non-exclusive license to all data relating thereto.

         11.02 This license agreement is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology.

                           ARTICLE 12 -- RELATIONSHIP

         12.01 LICENSOR's relationship to LICENSEE under this agreement will be that of an independent contractor and not an agent, joint venturer or partner of LICENSEE.

                     ARTICLE 13 - DURATION AND TERMINATION

         13.01 This Agreement shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect in each country for the life of the last-to-expire of the patents in such country included in the PATENT RIGHTS, or, until such PATENT RIGHTS may be extended in such country by in terms of Regulatory Market Exclusivity, e.g. Waxman Hatch ruling, European Community regulatory exclusivity or if later, until the Market Exclusivity Position of the LICENSED PRODUCT(S) ends through a generic entrant either into the US, Japan, or a European country.

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         13.02 LICENSEE may terminate the license granted herein and Articles 2,
4, 5, 6.01, 6.03, 6.04, 7, and 11 of this Agreement by giving LICENSOR written notice at least three (3) months prior to such termination, and thereupon terminate the manufacture, use or sale of LICENSED PRODUCTS.

         13.03 LICENSEE shall transfer to LICENSOR at LICENSEE'S cost all product licenses, product regulatory approvals, and sublicenses based on SUBJECT TECHNOLOGY and PATENT RIGHTS licensed under this Agreement if the license granted herein is terminated under Article 13.02.

         13.04 LICENSEE's obligation to support the RESEARCH PROGRAM under the terms and conditions specified in all subsections of Article 3 and Exhibit B and also Articles 1, 6.02, 8, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22,
shall survive termination of the license and related terms of this Agreement under Article 13.02. In the event that LICENSEE elects to terminate the license under Article 13.02, all obligations, terms, and conditions listed in the previous sentence shall remain in force until the termination of the RESEARCH PROGRAM. Upon termination of the license as specified herein, LICENSEE may, upon written notice to LICENSOR, terminate the RESEARCH PROGRAM prior to the date specified in Article 3.05, said early termination to be subject to the conditions specified in Article 3.06. When all obligations under the RESEARCH PROGRAM have been met, this Agreement shall terminate in its entirety, except as specified in Articles 13.06 and 13.08.

         13.05 Either party may immediately terminate this Agreement for fraud, willful misconduct, or illegal conduct of the other party upon written notice of same to that other party. Except as provided above, if either party fails to fulfill any of its obligations under this Agreement, the non-breaching party may terminate this Agreement, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of the Agreement. The party receiving notice of the breach will have the opportunity to cure that breach within thirty (30) days of receipt of notice. If the breach is not cured within that time, the termination will be effective as of the thirtieth (30th) day after receipt of notice. A party's ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this Agreement, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this Agreement upon proper notice.

         13.06 Upon the termination of this Agreement, LICENSEE may notify LICENSOR of the amount of LICENSED PRODUCT LICENSEE then has on hand, and LICENSEE shall then have a license to sell that amount of LICENSED PRODUCT, but no more, provided LICENSEE shall pay the royalty thereon at the rate and at the time provided for.

         13.07 If during the term of this Agreement, LICENSEE shall become bankrupt or insolvent or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by the voluntary act of LICENSEE or otherwise, LICENSEE will be allowed one year to reorganize itself out of bankruptcy. If LICENSEE shall cease to exist as an active business or fails to reorganize itself from bankruptcy within this one year period, this Agreement shall immediately terminate.

         13.08 Articles 6.02, 8 and 17 shall survive termination of this Agreement.

                           ARTICLE 14 - LAW TO GOVERN

         14.01 This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina.

                              ARTICLE 15 - NOTICES

         15.01 Notice hereunder shall be deemed sufficient if given by registered mail, postage prepaid, and addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

LICENSOR                                      LICENSEE

Office of Science and Technology              Mr. John Steel
Duke University                               President
Room 230, North Building                      MicroIslet Pharmaceuticals, Inc.
Box 90083                                     1250 Prospect Street, Suite 202,
Durham, NC 27708                              La Jolla, CA 92037

cc:      Office of the University Counsel
         Duke University/DUMC Box 3024.
         2400 Pratt Street, Suite 4000
         Durham, NC 27710

                            ARTICLE 16 - ASSIGNMENT

         16.01 This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, LICENSEE may not assign its rights in this Agreement without approval by LICENSOR, such approval not to be unreasonably withheld, provided that LICENSEE may assign this Agreement or any portion hereof to an AFFILIATE or to a successor of all or substantially all of its business relating to the PATENT RIGHTS without the approval of LICENSOR and shall provide LICENSOR with written notice within thirty [30] days of such assignment.

                 ARTICLE 17 - INDEMNITY, INSURANCE, AND STATUS

         17.01 LICENSEE agrees to indemnify, hold harmless and defend LICENSOR, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of (a) product liability with respect to a LICENSED PRODUCT or (b) any obligation or activity of the LICENSEE under this Agreement provided that LICENSEE shall have the right to control the defense and settlement of any such claims or suit except that LICENSEE shall not enter into any settlement which makes any admission of wrongdoing on the part of LICENSOR without prior written consent of LICENSOR. The LICENSEE shall not be responsible for the negligence or intentional wrongdoing of the LICENSOR.

         17.02 LICENSEE shall maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under paragraph 17.01 above upon initiation of clinical studies wherein a LICENSED PRODUCT is administered to or used with human subjects. LICENSOR shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

         17.03 NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY SUBJECT TECHNOLOGY. LICENSOR SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT, AND LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

                  a.       the production, use, or sale of any LICENSED PRODUCT;

                  b.       the use of any SUBJECT TECHNOLOGY; or

                  c. any advertising or other promotional activities with respect to any of the foregoing.

                          ARTICLE 18 - REPRESENTATIONS

         18.01 LICENSOR represents to LICENSEE that,

                  a. LICENSOR has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

                  b. to the best of LICENSOR'S knowledge, LICENSOR is not aware that LICENSOR has any existing patents or other intellectual property rights necessary to practice PATENT RIGHTS.

         18.02 LICENSEE represents to LICENSEE that, to the best of LICENSEE'S knowledge, LICENSEE has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                       ARTICLE 19 - USE OF A PARTY'S NAME

         19.01 Neither party will, without the prior written consent of the other party:

                  a. use in advertising, publicity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party; or

                  b. represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

                 ARTICLE 20 - SEVERANCE, WAIVER AND ALTERATION

         20.01 Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this Agreement will not be affected thereby.

         20.02 The failure of a party in any instance to insist upon the strict performance of the terms of this Agreement will not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

         20.03 Any alteration, modification, or amendment to this Agreement must be in writing and signed by both parties.

                            ARTICLE 21 - ARBITRATION

         21.01 Disputes relating to the terms and conditions of this Agreement shall be settled by final and binding arbitration in the City of Durham in the State of North Carolina pursuant to commercial arbitration rules of the American Arbitration Association, in accordance with the following procedures:

                  a. The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint a third arbitrator as chairman of the arbitration tribunal.

                  b. The decision of the arbitration tribunal shall be final and binding upon the parties hereto.

                              ARTICLE 22 - TITLES

         22.01 All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

                       ARTICLE 23 - ENTIRE UNDERSTANDING

         23.01 This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the SUBJECT TECHNOLOGY.

         IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the date and year first above written.

SEAL                        LICENSOR


By:      /S/ RALPH SNYDERMAN
         -------------------
         Ralph Snyderman, MD
         Chancellor, Duke University Medical Center

Date:    9/9/98

         /S/ ROBERT TABER
         ----------------
         Robert Taber, Ph.D., Director,
         Office of Science & Technology

Date:   9/1/98

[LICENSEE]

By:      /S/ JOHN F. STEEL IV
         --------------------
         Name:  John F. Steel IV
         Title:  President

Date:    9/18/98

SEAL


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